Exhibit 99.3

Regional Management Corp. Names Lakhbir Lamba as President, Chief Executive Officer, and Director

- Current President, CEO, and Director Rob Beck to Retire -

- Beck to Remain with Regional Until June 2026 to Ensure Seamless Transition -

Greenville, South Carolina – November 5, 2025 – Regional Management Corp. (NYSE: RM), a diversified consumer finance company, announced today the retirement of its President, Chief Executive Officer, and Director, Robert W. Beck. The Board of Directors has appointed Lakhbir Lamba as Regional’s new President, Chief Executive Officer, and Director effective November 10, 2025. Mr. Beck will assist with a smooth and orderly transition in an advisory role before officially retiring from the company on June 30, 2026.

Mr. Lamba brings to Regional nearly 30 years of leadership experience in consumer lending and financial services, with extensive expertise in consumer credit, digital and technology platform development, branch sales and service, analytics, and product management. Most recently, he was Executive Vice President, Head of Consumer Lending & Analytics at PNC Financial Services Group, Inc., where he oversaw a team of 2,000 employees and managed the division’s portfolio of $32 billion in total assets. Mr. Lamba spent more than 15 years with PNC, including as its EVP of Retail Lending and EVP of Analytics and Portfolio Management. He received his Bachelor of Technology in Mechanical Engineering from the Indian Institute of Technology in New Delhi and his MBA in Finance and Strategy from Purdue University’s Krannert Graduate School of Management.

“We are extremely excited to welcome Lakhbir as our new President and CEO,” said Carlos Palomares, Chair of the Board of Regional Management. “We believe Lakhbir’s consistent success at PNC, his focus on innovation, and his impressive skillset developed within the consumer financial services space make him the ideal fit to continue our current growth strategy and lead Regional moving forward. At the same time, we want to congratulate Rob on his well-deserved retirement and for all of his contributions in leading the Regional team through some of our toughest challenges. We appreciate that Rob will help effect a seamless transition to Lakhbir’s leadership and wish him only the best in his next chapter.”

“It has been my distinct pleasure to lead such an outstanding team over the past five and a half years,” said Mr. Beck. “I want to thank everyone at Regional for their unwavering commitment and efforts. I am proud of what we have accomplished as we navigated through some of the most challenging environments we have experienced in decades, while nearly doubling our net finance receivables and expanding our footprint across the country to eight new states. Over the same time period, we invested heavily to transform our technology platforms and data and analytic capabilities, positioning the business for future growth. The company is now enjoying increased momentum and accelerated growth, and I am confident that Lakhbir will lead the team to even greater success. With Regional well-positioned for its next stage of expansion, I look forward to beginning my next chapter and spending time with my family.”

“I am thrilled to be leading Regional and this outstanding team and want to thank the Board for this incredible opportunity,” added Mr. Lamba. “Rob has done a wonderful job steering Regional over the past several years and positioning the company well for its next chapter of growth. I look forward to continuing our current growth strategy in the years ahead, as we expand our geographic footprint, responsibly grow our portfolio, and leverage the latest technological advancements to deliver sustainable and increasing profitability over the long term.”

About Regional Management Corp.

Regional Management Corp. (NYSE: RM) is a diversified consumer finance company that provides attractive, easy-to-understand installment loan products primarily to customers with limited access to consumer credit from banks, thrifts, credit card companies, and other lenders. Regional Management operates under the name “Regional Finance” online and in branch locations in 19 states across the United States. Most of its loan products are secured, and each is structured on a fixed-rate, fixed-term basis with fully amortizing equal monthly installment payments, repayable at any time without penalty. Regional Management sources loans through its multiple channel platform, which includes branches, centrally managed direct mail campaigns, digital partners, and its consumer website. For more information, please visit www.RegionalManagement.com.

Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact but instead represent Regional Management Corp.’s expectations or beliefs concerning future events. Forward-looking statements include, without limitation, statements concerning financial outlooks or future plans, objectives, goals, projections, strategies, events, or performance, and underlying assumptions and other statements related thereto. Words such as “may,” “will,” “should,” “likely,” “anticipates,” “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” “outlook,” and similar expressions may be used to identify these forward-looking statements. Such forward-looking statements speak only as of the date on which they were made and are about matters that are inherently subject to risks and uncertainties, many of which are outside of the control of Regional Management. As a result, actual performance and results may differ materially from those contemplated by these forward-looking statements. Therefore, investors should not place undue reliance on forward-looking statements.

Factors that could cause actual results or performance to differ from the expectations expressed or implied in forward-looking statements include, but are not limited to, the following: managing growth effectively, implementing Regional Management’s growth strategy, and opening new branches as planned; Regional Management’s convenience check strategy; Regional Management’s policies and procedures for underwriting, processing, and servicing loans; Regional Management’s ability to collect on its loan portfolio; Regional Management’s insurance operations; exposure to credit risk and repayment risk, which risks may increase in light of adverse or recessionary economic conditions; the implementation of evolving underwriting models and processes, including as to the effectiveness of Regional Management's custom scorecards; changes in the competitive environment in which Regional Management operates or a decrease in the demand for its products; the geographic concentration of Regional Management’s loan portfolio; the failure of third-party service providers, including those providing information technology products; changes in economic conditions in the markets Regional Management serves, including levels of unemployment and bankruptcies; the duration of the U.S. government shutdown; the ability to achieve successful acquisitions and strategic alliances; the ability to make technological improvements as quickly as competitors; security breaches, cyber-attacks, failures in information systems, or fraudulent activity; the ability to originate loans; reliance on information technology resources and providers, including the risk of prolonged system outages; changes in current revenue and expense trends, including trends affecting delinquencies and credit losses; any future public health crises, including the impact of such crisis on our operations and financial condition; changes in operating and administrative expenses; the departure, transition, or replacement of key personnel; the ability to timely and effectively implement, transition to, and maintain the necessary information technology systems, infrastructure, processes, and controls to support Regional Management’s operations and initiatives; changes in interest rates; existing sources of liquidity may become insufficient or access to these sources may become unexpectedly restricted; exposure to financial risk due to asset-backed securitization transactions; risks related to regulation and legal proceedings, including changes in laws or regulations or in the interpretation or enforcement of laws or regulations; changes in accounting standards, rules, and interpretations and the failure of related assumptions and estimates; the impact of changes in tax laws and guidance, including the timing and amount of revenues that may be recognized; risks related to the ownership of Regional Management’s common stock, including volatility in the market price of shares of Regional Management’s common stock; the timing and amount of future cash dividend payments; and anti-takeover provisions in Regional Management’s charter documents and applicable state law.

The foregoing factors and others are discussed in greater detail in Regional Management’s filings with the Securities and Exchange Commission. Regional Management will not update or revise forward-looking statements to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events or the non-occurrence of anticipated events, whether as a result of new information, future developments, or otherwise, except as required by law. Regional Management is not responsible for changes made to this document by wire services or Internet services.

Contact:

Investor Relations

Garrett Edson, (203) 682-8331

investor.relations@regionalmanagement.com